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                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE                                      CONTACT:
MAY 3, 2004                                                Karen Wilson, CFO
                                                           (650) 624-4164
                                                           KWILSON@VIROLOGIC.COM


           VIROLOGIC ANNOUNCES NATIONWIDE DISTRIBUTION AGREEMENT WITH
             QUEST DIAGNOSTICS FOR PORTFOLIO OF HIV PHENOTYPIC TESTS

       --ViroLogic becomes preferred provider of HIV phenotypic testing--

SOUTH SAN FRANCISCO, CALIF. -- ViroLogic, Inc. (NASDAQ: VLGC) today announced that the Company has signed an expanded referral testing agreement with Quest Diagnostics (NYSE: DGX), the nation's leading provider of diagnostic testing, information and services. Under the terms of the agreement, Quest Diagnostics will make ViroLogic its preferred provider of HIV phenotypic resistance testing. Quest Diagnostics has the largest national network of laboratories, with more than 30 full-service regional laboratories in major metropolitan areas and nearly 2,000 conveniently located patient service centers, where patients' specimens are collected. No other terms of the agreement were disclosed.

"This agreement will significantly expand ViroLogic's distribution capabilities for our suite of HIV drug resistance assays, specifically our combination test, PhenoSense GT(TM) and PhenoSense(TM) HIV," said Tien Bui, Vice President of Sales and Marketing at ViroLogic. "Our new relationship provides increased access to ViroLogic's products to many more patients who are likely to benefit from this personalized approach to managing HIV disease."

ABOUT VIROLOGIC
ViroLogic is a biotechnology company advancing individualized medicine by discovering, developing and marketing innovative products to guide and improve treatment of serious viral diseases such as AIDS and hepatitis. The Company's products are designed to help doctors optimize treatment regimens for their patients that lead to better outcomes and reduced costs. The Company's technology is also being used by numerous biopharmaceutical companies to develop new and improved antiviral therapeutics and vaccines targeted at emerging drug-resistant viruses. More information about the Company and its technology can be found on its web site at www.ViroLogic.com.

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Certain statements in this press release are forward-looking, including statements relating to the Company's distribution agreement with Quest Diagnostics and activities expected to occur in connection with that agreement. These forward-looking statements are subject to risks and uncertainties and other factors, which may cause actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. These risks and uncertainties include, but are not limited to, risks related to the implementation of the Company's distribution agreement with Quest Diagnostics, the risks that the Company's products may not perform in the same manner as indicated in this press release, whether ViroLogic successfully introduces new products, whether others introduce competitive products, the risk that the Company's products for patient testing may not continue to be accepted or that increased demand from drug development partners may not develop as anticipated, the risk that gross margins may not increase as expected, the risk that ViroLogic may not continue to realize anticipated benefits from its cost-cutting measures, the timing of pharmaceutical company clinical trials, whether payors will authorize reimbursement for its products, whether the FDA or any other agency will decide to regulate ViroLogic's products or services, whether the Company will encounter problems or delays in automating its processes, whether ViroLogic successfully introduces new products, whether others introduce competitive products, whether intellectual property underlying the Company's PhenoSense technology is adequate, whether licenses to third party technology will be available, whether ViroLogic is able to build brand loyalty and expand revenues, and whether ViroLogic will be able to raise sufficient capital when required. For a discussion of other factors that may cause ViroLogic's actual events to differ from those projected, please refer to the Company's most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.